UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2019 (January 15, 2019)

EOS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-206853	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

372 Linsen N. Road, Suite 519,

Zhongshan District, Taipei City 104

Taiwan (R.O.C.)

(Address of principal executive offices, including zip code)

+8862-2568-3278

(Registrant's telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2019, EOS Inc. (the “Company”), A-Best Wire Harness & Components Co., Ltd. (“A-Best”), a company formed under the laws of Taiwan, and Ing Ming Lai, a Taiwanese individual and the majority shareholder of A-Best, entered into an Investment Cooperation Agreement (the “Investment Agreement”), pursuant to which the Company shall issue 10 million shares of its common stock (the “Common Stock”) to Ing Ming Lai to purchase twenty percent (20%) of the issued and outstanding equity in A-Best, exclusive distribution right of A-Best’s micro ceramic magnetic resonance speakers in the world, and perpetual licensing right to all the intellectual property rights, including without limitation the three patents registered in China, U.S. and Taiwan, owned by A-Best and Ing Ming Lai that relate to A-Best’s micro ceramic magnetic resonance speakers. A-Best is a Taipei-based company that designs magnetic resonance speakers. This Investment Agreement contains the customary confidentiality provision and provides certain representations and warranties about A-Best’s micro ceramic magnetic resonance speakers and indemnification for the Company against any infringement claims caused by A-Best and/ or Ing Ming Lai.

The foregoing description of the Investment Agreement is qualified in its entirety by reference to such Agreement, a copy of which is attached hereto as Exhibit 10.1 and hereby incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	The Investment Cooperation Agreement dated January 15, 2019 by and among EOS Inc., A-Best Wire Harness & Components Co., Ltd. and Ing Ming Lai

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 18, 2019

EOS Inc.

By:	/s/ He-Siang Yang
Name:	He-Siang Yang
Title:	Chief Executive Officer

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